                                                                    EXHIBIT 11.0
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (In thousands, except per share amounts)


                                                                       For the                      For the
                                                                  Three Months Ended            Six Months Ended
                                                              ------------------------      ------------------------
                                                                June 30,      June 30,       June 30,       June 30,
                                                                 2001          2000            2001          2000
                                                              ---------      ---------      ---------      ---------
BASIC
-----

(Loss) income from continuing operations                      $  (4,855)     $   6,005      $ (26,893)     $ (38,625)
Loss from discontinued operations                                    -              -              -        (126,606)
Cumulative effect of change in accounting principles                 -              -         (12,001)            -
                                                              ---------      ---------      ---------      ---------
Net (loss) income applicable to common shares                 $  (4,855)     $   6,005      $ (38,894)     $(165,231)
                                                              =========      =========      =========      =========
Applicable Shares for Computation of (Loss) Income per
 Share:

Weighted average common shares outstanding                      430,909        425,818        430,425        425,655
                                                              =========      =========      =========      =========

(Loss) Income Per Common Shares - Basic
(Loss) income from continuing operations                      $   (0.01)     $    0.01      $   (0.06)     $   (0.09)
Loss from discontinued operations                                    -              -              -           (0.30)
Cumulative effect of change in accounting principles                 -              -           (0.03)            -
                                                              ---------      ---------      ---------      ---------
Net (loss) income per common share                            $   (0.01)     $    0.01      $   (0.09)     $   (0.39)
                                                              =========      =========      =========      =========

                                                                    EXHIBIT 11.0
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (In thousands, except per share amounts)


                                                                       For the                      For the
                                                                  Three Months Ended            Six Months Ended
                                                              ------------------------      ------------------------
                                                                June 30,      June 30,       June 30,       June 30,
                                                                 2001          2000            2001          2000
                                                              ---------      ---------      ---------      ---------
DILUTED
-------

(Loss) income from continuing operations                      $  (4,855)     $   6,005      $ (26,893)     $ (38,625)
Loss from discontinued operations                                    -              -              -        (126,606)
Cumulative effect of change in accounting principles                 -              -         (12,001)            -
                                                              ---------      ---------      ---------      ---------
Net (loss) income applicable to common shares                 $  (4,855)     $   6,005      $ (38,894)     $(165,231)
                                                              =========      =========      =========      =========
Applicable Shares for Computation of (Loss) Income per
 Share:
Weighted average common shares outstanding                      430,909        425,818        430,425        425,655
Weighted average common equivalent shares
 arising from:
      Dilutive stock options                                         -           1,964             -              -
      Special warrants                                               -              -              -              -
      Assumed conversion of Series A convertible                     -              -              -              -
       preferred stock
      Stock subscription warrants                                    -              -              -              -
      Nonvested stock                                                -              -              -              -
                                                              ---------      ---------      ---------      ---------
Weighted average number of common and common
 equivalent shares                                              430,909        427,782        430,425        425,655
                                                              =========      =========      =========      =========
Diluted (Loss) Income Per Common Share:
(Loss) income from continuing operations                      $   (0.01)     $    0.01      $   (0.06)     $   (0.09)
Loss from discontinued operations                                    -              -              -           (0.30)
Cumulative effect of change in accounting principles                 -              -           (0.03)            -
                                                              ---------      ---------      ---------      ---------
Net (loss) income per common share                            $   (0.01)     $    0.01      $   (0.09)     $   (0.39)
                                                              =========      =========      =========      =========